Exhibit 99.1

Charles River Announces Third-Quarter 2011 Results from Continuing Operations

– Sales of $277.6 Million –

– GAAP Earnings per Share of $0.37 and Non-GAAP Earnings per Share of $0.57 –

– Updates 2011 EPS Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 1, 2011--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2011. For the quarter, net sales from continuing operations were $277.6 million, an increase of 2.5% from $270.9 million in the third quarter of 2010. Foreign currency translation benefited the reported sales by 3.7%. Sales increased in the Research Models and Services (RMS) segment, but declined in the Preclinical Services (PCS) segment.

On a GAAP basis, net income from continuing operations for the third quarter of 2011 was $18.9 million, or $0.37 per diluted share, compared to a net loss of $24.2 million, or $0.38 per diluted share, for the third quarter of 2010. Last year’s third-quarter GAAP results include the impact of a $30.0 million fee related to the termination of a proposed acquisition.

On a non-GAAP basis, net income from continuing operations was $28.7 million for the third quarter of 2011, effectively unchanged from $28.8 million for the same period in 2010. Third-quarter diluted earnings per share on a non-GAAP basis were $0.57, an increase of 23.9% compared to $0.46 per share in the third quarter of 2010. Higher sales and operating income in the RMS segment were largely offset by softer performance in the PCS segment. Non-GAAP earnings per share benefited primarily from the net accretion of stock repurchases.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our third-quarter results, particularly in PCS, reflect an ongoing trend whereby our clients are focusing on earlier in vivo biology research at the expense of regulated safety assessment, including GLP toxicology. Our RMS and PCS businesses have benefitted from increased demand for non-GLP services, although the contribution to PCS revenues in the third quarter is being overshadowed by the continuing decline in demand for GLP safety assessment, as well as softer demand from mid-tier pharmaceutical and biotechnology companies as a result of a decline in available funding.

We believe there are greater opportunities to support our clients’ requirements for outsourced in vivo biology services, such as in vivo pharmacology and drug metabolism and pharmacokinetics (DMPK), which were historically considered core by our clients and not available to contract research organizations like Charles River. We believe that partnering with us will enable our clients to achieve a flexible drug development model at lower cost and increased efficiency,” Mr. Foster concluded.

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested during the second quarter of 2011. The Phase I business is reported as a discontinued operation.

Third-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $171.5 million in the third quarter of 2011, an increase of 7.7% from $159.3 million in the third quarter of 2010. Excluding the effect of foreign exchange, RMS sales increased by 3.1%, primarily driven by higher sales of Other Products, which includes the In Vitro and Avian businesses, as well as Research Model Services.

In the third quarter of 2011, the RMS segment’s GAAP operating margin was 28.3% compared to 26.9% for the third quarter of 2010. On a non-GAAP basis, the operating margin increased to 29.0% from 28.1% in the third quarter of 2010. The operating margin improvement was primarily attributable to sales volume leverage, as well as efficiencies derived from cost-savings actions implemented in 2010.

Preclinical Services (PCS)

Third-quarter 2011 net sales from continuing operations for the PCS segment were $106.1 million, a decrease of 4.9% from $111.6 million in the third quarter of 2010. The PCS sales decline was due primarily to a continuing preponderance of shorter term, less complex studies in the sales mix, as well as fewer GLP safety assessment studies. Sales to large biopharmaceutical clients were stable, but sales to small and mid-tier biopharmaceutical companies declined. Foreign currency translation benefited the sales growth rate by 2.4%.

The third-quarter 2011 GAAP operating margin decreased to 3.5% from 4.6% in the same period in 2010. On a non-GAAP basis, the operating margin declined to 9.3% from 12.2% in the third quarter of 2010. The operating margin decline was primarily attributable to lower sales, which offset the benefits of cost-savings actions implemented in 2010.

Stock Repurchase Update

During the third quarter of 2011, the Company repurchased approximately 1.8 million shares for $63.8 million. As of September 24, 2011, Charles River had $141.3 million remaining on its $750 million stock repurchase authorization.

Nine-Month Results

For the first nine months of 2011, net sales were effectively unchanged at $851.7 million from $851.8 million for the same period in 2010. Foreign currency translation benefited net sales growth by 2.9%.

On a GAAP basis, net income from continuing operations for the first nine months of 2011 was $88.4 million, or $1.69 per diluted share, compared to $8.3 million, or $0.14 per diluted share, for the same period in 2010.

On a non-GAAP basis, net income from continuing operations for first nine months of 2011 was $97.8 million, or $1.87 per diluted share, compared to $91.1 million, or $1.40 per diluted share, for the same period in 2010.

Research Models and Services (RMS)

For the first nine months of 2011, RMS net sales were $523.0 million, an increase of 4.9% from $498.6 million in the same period in 2010. Foreign currency translation benefited net sales growth by 3.5%. On a GAAP basis, the RMS segment operating margin was 29.8% for the first nine months of 2011, compared to 28.1% for the prior-year period. On a non-GAAP basis, the operating margin was 31.0% for the first nine months of 2011, compared to 29.2% for the same period in 2010.

Preclinical Services (PCS)

For the first nine months of 2011, PCS net sales were $328.7 million, a decrease of 6.9% from $353.2 million for the same period in 2010. Foreign currency translation benefited net sales growth by 2.1%. On a GAAP basis, the PCS segment operating margin was 6.3% for the first nine months of 2011, compared to 3.4% for the prior-year period. On a non-GAAP basis, the operating margin was 12.5% for the first nine months of 2011, compared to 11.8% for the same period in 2010.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the third quarter of 2011 and 2010 were as follows:

($ in millions)	3Q11	3Q10
Amortization of intangible assets	$5.3	$6.0
Severance related to cost-savings actions	(0.1)	0.8
Impairment and other items (1)	(0.1)	0.4
Adjustment of contingent consideration related to acquisitions	--	(2.9)
Operating losses for PCS China, Massachusetts and Arkansas	2.8	3.8
Costs associated with evaluation of acquisitions	0.2	(0.3)
Acquisition agreement termination fee	--	30.0
Write-off of deferred financing costs related to amended credit agreement	1.5	4.5
Fees and tax costs associated with corporate subsidiary restructuring and repatriation	0.5	13.0
Convertible debt accounting	3.5	3.3

(1) In the third quarter of 2011, these items were related primarily to a gain related to the disposition of an RMS facility in Europe and costs to exit a corporate leased facility. In the third quarter of 2010, these items were related primarily to an asset impairment associated with the Company’s planned disposition of its PCS facility in Arkansas.

Items excluded from non-GAAP results in the first nine months of 2011 and 2010 were as follows:

($ in millions)	YTD11	YTD10
Amortization of intangible assets	$16.5	$18.2
Severance related to cost-savings actions	1.3	5.6
Impairment and other items (1)	0.8	1.3
Adjustment of contingent consideration related to acquisitions	(1.2)	(2.9)
Operating losses for PCS China, Massachusetts and Arkansas	8.3	10.7
Costs associated with evaluation of acquisitions	0.2	8.1
Acquisition agreement termination fee	--	30.0
Gain on settlement of life insurance policy	(7.7)	--
Write-off of deferred financing costs related to amended credit agreement	1.5	4.5
Fees and tax costs associated with corporate subsidiary restructuring and repatriation	1.5	15.7
Convertible debt accounting	10.2	9.6
Tax benefit related to disposition of Phase I clinical business	(11.1)	--

(1) In the first nine months of 2011, these items were related primarily to an asset impairment associated with the Company’s RMS large model operations and gains related to dispositions of RMS facilities in Michigan and Europe, as well as exiting a defined benefit plan in RMS Japan and costs to exit a corporate leased facility. In the first nine months of 2010, these items were related primarily to an asset impairment associated with the Company’s planned disposition of its PCS facility in Arkansas.

2011 Guidance

The Company is updating its forward-looking guidance based on continuing operations for 2011, which was last updated on August 2, 2011. The Company has reaffirmed its 2011 sales guidance, which assumes a moderate sequential increase in RMS sales and flat sequential PCS sales for the fourth quarter of 2011. Foreign currency translation is now expected to benefit 2011 sales growth by approximately 2.5% compared to 2010.

The Company’s guidance includes the effect of the addition of a 53rd week this year. The 53rd week is characterized by light sales but normal costs, which in addition to normal seasonality, is expected to pressure the segment operating margins in the fourth quarter.

2011 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth	Slightly Higher	Slightly Higher
GAAP EPS estimate	$2.03-$2.08	$2.11 - $2.21
Amortization of intangible assets	$0.29	$0.29
Severance costs and operating losses (1)	$0.20	$0.13
Impairment and other items (2)	$0.02	$0.02
Convertible debt accounting	$0.18	$0.18
Gain on settlement of life insurance policy	($0.14)	($0.14)
Write-off of deferred financing costs related to amended credit agreement	$0.03	--
Tax benefit related to disposition of Phase I clinical business	($0.21)	($0.21)
Non-GAAP EPS estimate	$2.40-$2.45	$2.38 - $2.48

(1) These items include severance costs associated with the Company’s fourth-quarter 2010 and 2011 actions, as well as operating losses primarily attributable to the suspension of operations at its PCS facility in Massachusetts and the closure of its PCS facility in China.

(2) These items were related primarily to: (i) an asset impairment associated with the Company’s RMS large model operations; (ii) costs associated with corporate legal entity restructuring; (iii) exiting a defined benefit plan in RMS Japan; (iv) an adjustment of contingent consideration related to acquisitions; (v) costs associated with evaluation of acquisitions; (vi) gains related to the dispositions of RMS facilities in Michigan and Europe; and (vii) costs to exit a corporate leased facility.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, November 2, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our cost-savings actions, taxes associated with the disposition of our Phase I clinical business, adjustments related to contingent consideration related to our acquisitions, a gain recognized upon the settlement of a life insurance policy of a former officer, fees and taxes associated with corporate subsidiary restructuring and repatriation, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2011 financial performance including sales and earnings per share; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment); including our expectations for revenue trends for the remainder of 2011; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 23, 2011, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010

Total net sales	$277,579	$270,885	$851,685	$851,764
Cost of products sold and services provided	184,863	180,385	550,011	560,309
Gross margin	92,716	90,500	301,674	291,455
Selling, general and administrative	50,345	48,005	152,561	176,562
Termination fee	-	30,000	-	30,000
Amortization of intangibles	5,277	6,027	16,454	18,246
Operating income	37,094	6,468	132,659	66,647
Interest income (expense)	(11,806)	(12,398)	(31,559)	(24,896)
Other income (expense)	(747)	(1,648)	(1,092)	(2,850)
Income (loss) from continuing operations before income taxes	24,541	(7,578)	100,008	38,901
Provision (benefit) for income taxes	5,630	16,670	11,564	30,577
Income (loss) from continuing operations, net of tax	18,911	(24,248)	88,444	8,324
Discontinued operations, net of tax	(18)	(986)	(5,695)	(2,463)
Net income (loss)	18,893	(25,234)	82,749	5,861
Noncontrolling interests	(95)	293	(298)	1,034
Net income (loss) attributable to common shareowners	$18,798	$(24,941)	$82,451	$6,895

Earnings (loss) per common share
Basic:
Continuing operations	$0.38	$(0.38)	$1.71	$0.15
Discontinued operations	$-	$(0.02)	$(0.11)	$(0.04)
Net	$0.38	$(0.40)	$1.60	$0.11
Diluted:
Continuing operations	$0.37	$(0.38)	$1.69	$0.14
Discontinued operations	$-	$(0.02)	$(0.11)	$(0.04)
Net	$0.37	$(0.40)	$1.58	$0.11

Weighted average number of common shares outstanding
Basic	50,084,850	62,597,055	51,671,559	64,344,970
Diluted	50,533,747	62,597,055	52,238,427	64,894,825

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 24, 2011	December 25, 2010
Assets
Current assets
Cash and cash equivalents	$81,220	$179,160
Trade receivables, net	202,379	192,972
Inventories	94,391	100,297
Other current assets	78,339	76,603
Current assets of discontinued businesses	-	3,862
Total current assets	456,329	552,894
Property, plant and equipment, net	728,887	752,657
Goodwill, net	199,799	198,438
Other intangibles, net	105,941	121,236
Deferred tax asset	37,364	45,003
Other assets	55,932	62,323
Long-term assets of discontinued businesses	1,121	822
Total assets	$1,585,373	$1,733,373

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$19,838	$30,582
Accounts payable	34,622	30,627
Accrued compensation	44,139	48,918
Deferred revenue	54,570	66,905
Accrued liabilities	56,565	59,369
Other current liabilities	12,979	20,095
Current liabilities of discontinued businesses	1,129	3,284
Total current liabilities	223,842	259,780
Long-term debt & capital leases	720,483	670,270
Other long-term liabilities	97,089	114,596
Long-term liabilities of discontinued businesses	2,590	-
Total liabilities	1,044,004	1,044,646
Non-controlling interests	1,658	1,304
Total equity	541,369	688,727
Total liabilities and equity	$1,585,373	$1,733,373

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Research Models and Services
Net sales	$171,471	$159,259	$523,005	$498,604
Gross margin	70,514	64,383	222,660	210,008
Gross margin as a % of net sales	41.1%	40.4%	42.6%	42.1%
Operating income	48,534	42,817	155,967	140,059
Operating income as a % of net sales	28.3%	26.9%	29.8%	28.1%
Depreciation and amortization	9,327	9,422	27,914	27,954
Capital expenditures	5,789	4,622	14,202	15,827

Preclinical Services
Net sales	$106,108	$111,626	$328,680	$353,160
Gross margin	22,202	26,117	79,014	81,447
Gross margin as a % of net sales	20.9%	23.4%	24.0%	23.1%
Operating income	3,663	5,178	20,844	12,116
Operating income as a % of net sales	3.5%	4.6%	6.3%	3.4%
Depreciation and amortization	11,840	14,063	36,334	42,036
Capital expenditures	2,433	4,505	7,470	11,025

Unallocated Corporate Overhead	$(15,103)	$(41,527)	$(44,152)	$(85,528)

Total
Net sales	$277,579	$270,885	$851,685	$851,764
Gross margin	92,716	90,500	301,674	291,455
Gross margin as a % of net sales	33.4%	33.4%	35.4%	34.2%
Operating income	37,094	6,468	132,659	66,647
Operating income as a % of net sales	13.4%	2.4%	15.6%	7.8%
Depreciation and amortization	21,167	23,485	64,248	69,990
Capital expenditures	8,222	9,127	21,672	26,852

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
Research Models and Services
Net sales	$171,471	$159,259	$523,005	$498,604
Operating income	48,534	42,817	155,967	140,059
Operating income as a % of net sales	28.3%	26.9%	29.8%	28.1%
Add back:
Amortization related to acquisitions	1,586	1,801	4,992	5,525
Severance related to cost-savings actions	2	191	444	191
Impairment and other items (2)	(372)	-	569	-
Operating income, excluding specified charges (Non-GAAP)	$49,750	$44,809	$161,972	$145,775
Non-GAAP operating income as a % of net sales	29.0%	28.1%	31.0%	29.2%

Preclinical Services
Net sales	$106,108	$111,626	$328,680	$353,160
Operating income	3,663	5,178	20,844	12,116
Operating income as a % of net sales	3.5%	4.6%	6.3%	3.4%
Add back:
Amortization related to acquisitions	3,691	4,226	11,462	12,721
Severance related to cost-savings actions	(5)	94	979	4,868
Impairment and other items (2)	-	403	-	1,348
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	2,571	3,772	7,877	10,725
Operating income, excluding specified charges (Non-GAAP)	$9,920	$13,673	$41,162	$41,778
Non-GAAP operating income as a % of net sales	9.3%	12.2%	12.5%	11.8%

Unallocated Corporate Overhead	$(15,103)	$(41,527)	$(44,152)	$(85,528)
Add back:
Severance related to cost-savings actions	(72)	471	(106)	512
Impairment and other items (2)	268	-	268	-
Adjustment of contingent consideration related to acquisitions	-	(2,930)	(1,206)	(2,930)
Costs related to PCS China	265	-	406	-
Costs associated with the evaluation of acquisitions	150	(810)	150	6,587
Acquisition agreement termination fee	-	30,000	-	30,000
Repatriation fees	-	393	-	393
Gain on settlement of life insurance policy	-	-	(7,710)	-
Costs associated with corporate legal entity restructuring	(198)	-	785	-
Convertible debt accounting (3)	53	53	160	160
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(14,637)	$(14,350)	$(51,405)	$(50,806)

Total
Net sales	$277,579	$270,885	$851,685	$851,764
Operating income	37,094	6,468	132,659	66,647
Operating income as a % of net sales	13.4%	2.4%	15.6%	7.8%
Add back:
Amortization related to acquisitions	5,277	6,027	16,454	18,246
Severance related to cost-savings actions	(75)	756	1,317	5,571
Adjustment of contingent consideration related to acquisitions	-	(2,930)	(1,206)	(2,930)
Goodwill impairment	-	-	-	-
Impairment and other items (2)	(104)	403	837	1,348
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	2,571	3,772	7,877	10,725
Costs related to PCS China	265	-	406	-
Costs associated with the evaluation of acquisitions	150	(810)	150	6,587
Acquisition agreement termination fee	-	30,000	-	30,000
Repatriation fees	-	393	-	393
Gain on settlement of life insurance policy	-	-	(7,710)	-
Costs associated with corporate legal entity restructuring	(198)	-	785	-
Convertible debt accounting (3)	53	53	160	160
Operating income, excluding specified charges (Non-GAAP)	$45,033	$44,132	$151,729	$136,747
Non-GAAP operating income as a % of net sales	16.2%	16.3%	17.8%	16.1%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The three and nine months ended September 24, 2011 includes a gain on the disposition of an RMS facility in Europe and costs to exit a leased corporate facility. In addition, the nine months ended September 24, 2011 includes an asset impairment associated with the Company's RMS large model operations, a gain on the disposition of an RMS Discovery Services facility in Michigan, and costs associated with exiting a defined benefit plan in RMS Japan. The three and nine months ended September 25, 2010 included items related primarily to an asset impairment associated with the Company's planned disposition of its PCS facility in Arkansas.

(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010

Net income (loss) attributable to common shareholders	$18,798	$(24,941)	$82,451	$6,895
Less: Discontinued operations	18	986	5,695	2,463
Net income (loss) from continuing operations	18,816	(23,955)	88,146	9,358
Add back:
Amortization related to acquisitions	5,277	6,027	16,454	18,246
Severance related to cost-savings actions	(75)	756	1,317	5,571
Impairment and other items (2)	(104)	403	837	1,348
Adjustment of contingent consideration related to acquisitions	-	(2,930)	(1,206)	(2,930)
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	2,836	3,772	8,283	10,725
Costs associated with the evaluation of acquisitions	150	(293)	150	8,137
Acquisition agreement termination fee	-	30,000	-	30,000
Gain on settlement of life insurance policy	-	-	(7,710)	-
Write-off of deferred financing costs related to amended credit agreement	1,450	4,542	1,450	4,542
Fees and tax costs associated with corporate subsidiary restructuring and repatriation	509	12,999	1,492	15,689
Convertible debt accounting, net (3)	3,496	3,333	10,216	9,615
Tax benefit from disposition of Phase I clinical business	-	-	(11,111)	-
Tax effect	(3,647)	(5,819)	(10,548)	(19,218)
Net income, excluding specified charges (Non-GAAP)	$28,708	$28,835	$97,770	$91,083

Weighted average shares outstanding - Basic	50,084,850	62,597,055	51,671,559	64,344,970
Effect of dilutive securities:
Stock options and contingently issued restricted stock	448,897	321,343	566,868	549,855
Weighted average shares outstanding - Diluted	50,533,747	62,918,398	52,238,427	64,894,825

Basic earnings (loss) per share	$0.38	$(0.40)	$1.60	$0.11
Diluted earnings (loss) per share	$0.37	$(0.40)	$1.58	$0.11

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.57	$0.46	$1.89	$1.42
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.57	$0.46	$1.87	$1.40
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The three and nine months ended September 24, 2011 includes a gain on the disposition of an RMS facility in Europe and costs to exit a leased corporate facility. In addition, the nine months ended September 24, 2011 includes an asset impairment associated with the Company's RMS large model operations, a gain on the disposition of an RMS Discovery Services facility in Michigan, and costs associated with exiting a defined benefit plan in RMS Japan. The three and nine months ended September 25, 2010 included items related primarily to an asset impairment associated with the Company's planned disposition of its PCS facility in Arkansas.

(3)	The three and nine months ended September 24, 2011 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,443 and $10,056 and depreciation expense by $53 and $160, respectively. The three and nine months ended September 25, 2010 include the impact of convertible debt accounting which increased interest expense by $3,280 and $9,455 and depreciation expense by $53 and $160, respectively.

CONTACT:
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com